Exhibit 10.3

February 5, 2015

Barington/Hilco Acquisition Corp
888 Seventh Avenue, 17th Floor
New York, New York 10019

Gentlemen:

Barington/Hilco Acquisition Corp. (the “Corporation”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (the “IPO”).

The undersigned previously purchased _________ shares (the “Insider Shares”) of Common Stock, par value $.0001 per share (the “Common Stock”), of the Corporation at approximately $0.02 per Insider Share, for a purchase price of $__________.  The undersigned acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, the undersigned will either receive a dividend on his/her/its Insider Shares or contribute a portion of his/her/its Insider Shares back to capital, as applicable, in order to maintain the ownership of the Corporation’s initial stockholders at a certain percentage of the number of shares to be sold in the offering.  Any increase or decrease will affect all holders of Insider Shares on a pro-rata basis.

The undersigned further commits to purchase ________ units of the Corporation (the “Insider Units”), each Insider Unit consisting of one share of Common Stock, one right to receive one-tenth of one share of Common Stock of the Corporation and one warrant for the purchase of one-half of one share of Common Stock of the Corporation at an exercise price of $12.50 per full share, for a purchase price of $_______ (the “Purchase Price”).  The undersigned has delivered the Purchase Price to Kramer Levin Naftalis & Frankel LLP (“KLNF”), counsel for the Corporation, to be held in an interest bearing account until the Corporation consummates the IPO and over-allotment option, if any, together with an originally executed Form W-9.  The undersigned acknowledges and agrees that if the underwriters in the IPO determine that additional Insider Units must be purchased in order to consummate the IPO based on market conditions at that time, and Barington Capital Group, L.P. and Hilco Trading, Inc. (collectively, the “Barington/Hilco Parties”) agree that such determination is reasonable and acceptable, each of the undersigned will be required to purchase a proportionate number of additional Insider Units, pro rata with the other holders of Insider Units.  Under such circumstances, the undersigned agrees that it will deliver the purchase price for such additional Insider Units to KLNF as promptly as is reasonably practicable following written notice from the Corporation of such decision.  In the event that the undersigned breaches his/her/its purchase obligations set forth above and does not purchase all or any portion of such additional Insider Units, the other purchasers of the Insider Units will have the ability, but not the obligation, to satisfy the undersigned’s purchase obligation (and if they do, then the undersigned will sell, at the original cost, the Insider Shares held by the undersigned to the other purchasers of Insider Units who satisfy the undersigned’s purchase obligation).  The undersigned is aware that the Company will not issue fractional shares in connection with the exercise of the warrants.

The consummation of the purchase and issuance of the Insider Units shall occur simultaneously with the consummation of the IPO.  Simultaneously with the consummation of the IPO, KLNF shall (i) deposit the Purchase Price, without interest or deduction, into the trust fund (the “Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (the “Registration Statement”) and (ii) deliver the pro rata portion of all interest earned on the Purchase Price to each of the undersigned parties.  If the Corporation does not complete the IPO within six (6) months from the date of this letter (subject to a six (6) month extension at the Corporation’s option in its sole discretion), KLNF shall return the Purchase Price (plus interest earned thereon) to the undersigned.

Each of the Corporation and the undersigned acknowledges and agrees that KLNF is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Insider Units and KLNF’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Insider Units as described above.  KLNF shall not be liable to the Corporation or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless KLNF has acted in a manner constituting gross negligence, willful misconduct or material breach of its obligations set forth in the prior paragraph (following receipt of written notice thereof and a reasonable opportunity to cure).  The Corporation shall indemnify KLNF against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence, willful misconduct or material breach of its obligations set forth in the prior paragraph (following receipt of written notice thereof and a reasonably opportunity to cure).  KLNF may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Insider Shares will be identical to the shares of Common Stock included in the units to be sold by the Corporation in the IPO, and the Insider Units will be identical to the units to be sold by the Corporation in the IPO, except that:

•	up to 150,000 of the Insider Shares will be subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option in the IPO in full;

•	each of the undersigned parties agrees to vote its Insider Shares and shares of Common Stock included in the Insider Units in favor of any proposed Business Combination;

•	the Insider Shares will be placed in escrow, subject to the terms of an escrow agreement reasonably acceptable to the undersigned, will not be released until (A) the earlier of six months after the completion of a Business Combination and the date on which the closing price of the Common Stock exceeds $12.50 for any 20 trading days within a 30-trading day period following the completion of a Business Combination with respect to 50% of the Insider Shares and (B) one year after the completion of a Business Combination with respect to the remaining 50% of the Insider Shares, in each case subject to certain exceptions, and may only be transferred during this time period (i) amongst the initial purchasers of the Insider Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales at prices no greater than the price at which the Insider Shares were originally purchased or (vi) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause (vi)) where the transferee agrees to the terms of the escrow agreement;

•	the Insider Units and underlying securities will not be transferable (except (i) amongst the initial purchasers of the Insider Shares, to the Corporation’s officers, directors and employees, to a holder’s affiliates, or to its members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by private sales at prices no greater than the price at which the Insider Units were originally purchased or (vi) to the Corporation for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vi) where the transferee agrees to the terms of the transfer restrictions) until after the completion of a Business Combination;

•	the Insider Shares and Insider Units will be subject to customary registration rights, which shall be described in the Registration Statement;

•	the undersigned will not participate in any liquidation distribution with respect to the Insider Shares or Insider Units (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Corporation fails to consummate a Business Combination;

•	the Insider Shares and Insider Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, to the extent such terms and restrictions are reasonably acceptable to the Barington/Hilco Parties, each of which will be set forth in the Registration Statement; and

•	the warrants included in the Insider Units will be exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of the such warrants is not effective) or on a cashless basis at the holder’s option and will not be redeemable by the Corporation, in each case so long as they are held by the initial purchases or their affiliates.

The undersigned further acknowledges and agrees that if, in order to consummate any Business Combination, the holders of Insider Shares or Insider Units are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation, the undersigned will contribute back to the capital of the Corporation a proportionate number of Insider Shares or Insider Units, as applicable, pro rata with the other holders of Insider Shares or Insider Units, as applicable.

The undersigned acknowledges and agrees that he/she/it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the Barington/Hilco Parties, including but not limited to (i) an insider letter, (ii) subscription agreements, (iii) an escrow agreement and (iv) a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	he/she/it has been advised that the Insider Shares and Insider Units have not been registered under the Securities Act;

(b)	he/she/it is acquiring the Insider Shares and Insider Units for his/her/its account for investment purposes only;

(c)	he/she/it has no present intention of selling or otherwise disposing of the Insider Shares and Insider Units in violation of the securities laws of the United States;

(d)	he/she/it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	he/she/it is aware that investing in the Corporation involves a high degree of risk and has such business and financial experience and capacity as is necessary to evaluate and assume such risks, including the complete loss of its investment;

(f)	he/she/it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(g)	he/she/it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

(h)	he/she/it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(i)	this letter constitutes a legal, valid and binding obligation of such party, and is enforceable against him/her/it.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflict of law principles.  Each of the parties hereto irrevocably consent to and submit to the exclusive personal jurisdiction of the federal and state courts situated in the County of New York in the State of New York and irrevocably waive any objections to the personal jurisdiction of these courts.

This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, will be deemed to be an original, but all of which counterparts, when taken together, will constitute one and the same instrument.

This letter agreement constitutes the entire agreement between the undersigned and the Corporation with respect to the purchase of the Insider Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

/s/ Jeffrey B. Hecktman
Name: Jeffrey B. Hecktman

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BARINGTON/HILCO ACQUISITION CORP.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Chief Executive Officer

KRAMER LEVIN NAFTALIS & FRANKEL LLP
(solely with respect to its obligations to hold
and disburse monies for the Insider Units)

By:	/s/ Christopher S. Auguste
Name: Christopher S. Auguste
Title: Partner

[Signature Page to Subscription Agreement]